Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement ("Agreement") is entered into as of September 10, 2004 by and between P.A.M Transportation Services, INC. ("PAM") and ROBERT WEAVER ("EMPLOYEE"), and the parties therefore agree as follows:

Subject to the terms and conditions contained in this Agreement and during the Term of this Agreement (as defined below), PAM hereby employs EMPLOYEE in the position of "President and CEO," with such duties and responsibilities as are commensurate with such office and may from time-to-time be assigned to EMPLOYEE by PAM's Board of Directors.

     EMPLOYEE hereby accepts such employment as a full time employee, and while employed, shall devote his full business time, skills, energy and attention to the business of PAM, shall perform his duties in a diligent, loyal, businesslike and efficient manner, all for the sole purpose of enhancing the business of PAM, and in a manner consistent with all PAM policies, resolutions and directives from time to time stated or made by the Board of Directors. Moreover, EMPLOYEE shall perform such services and duties as are consistent with EMPLOYEE's position, are necessary or appropriate for the operation and management of PAM, and as are normally expected of persons appointed to chief executive positions in the business in which EMPLOYER is engaged.

1.     Term of Agreement
       -----------------

        This Agreement shall commence on July 1, 2004 (the "Commencement Date") and shall expire on June 30, 2006 (the "Term") for a Term of two years, unless sooner terminated pursuant to the provisions of Section 10 or extended pursuant to Section 3.

2.     Compensation for Services
       -------------------------

        PAM shall pay to EMPLOYEE compensation at the rate of $450,000 effective July 1, 2004 and $450,000 effective July 1, 2005 per year as annual salary ("Base Salary") payable in equal installments pursuant to PAM's payroll system in effect from time to time, less all applicable taxes required to be withheld by PAM pursuant to federal, state or local law.

3.     Option To Extend
       ----------------

        PAM shall have the option to extend this Agreement for two consecutive years for an additional one (1) year at a time. The EMPLOYEE's annual salary for the two one-year option periods shall be $500,000 payable in equal installments pursuant to PAM's payroll system in effect from time to time, less all applicable taxes required to be withheld by PAM pursuant to federal, state or local law. PAM may elect to exercise this extension option any time prior to the end of the contract years and/or the extended options years.

4.     Benefits
       --------

        EMPLOYEE shall be entitled to fringe benefits provided by PAM for its employees in the normal course of business. PAM agrees to compensate EMPLOYEE for significant cost increases in benefit costs that are beyond the normal annual cost that all employees experience.

       PAM agrees to provide Directors and Officers insurance coverage except under extraordinary market conditions such as those that resulted from the events of 9/11/01 in which case coverage, if any, shall be as determined by the Board of Directors.

5.     Business Expenses
       -----------------

        PAM shall reimburse EMPLOYEE for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder with respect to travel, entertainment and other business expenses, subject to PAM's business expense policies in effect from time to time, including its procedures with respect to the manner of incurring, reporting and documenting such expenses.

6.     Proprietary Information
       -----------------------

        a. EMPLOYEE shall forever hold in the strictest confidence and not disclose to any person, firm, corporation or other entity any of PAM's Proprietary Information (as defined below) or any of PAM's Records (as defined below) except as such disclosure may be required in connection with EMPLOYEE's work for PAM and as expressly authorized by PAM's Board of Directors in writing.

        b. For the purposes of this Agreement, the term "Proprietary Information" shall mean inter company publications, unpublished works, plans, policies, computer and information systems, software and other information and knowledge relating or pertaining to the products, services, sales or other business of PAM or its successor, affiliates and customers in any way which is of a confidential or proprietary nature, the prices it obtains or has obtained from the sale of its services, its manner of operation, its plans, processes or other data, contracts, information about contracts, contract forms, business applications, costs, profits, tax information, marketing information, advertising methods, customers, potential customers, brokers, potential brokers, employees, matters of a technical nature (including inventions, computer programs, concepts, developments, contributions, devices, discoveries, software and documentations, secret processes or machines, including any improvements thereto and know-how related thereto, and research projects, etc.), and other information not generally available to the public, without regard to whether all of the foregoing matters will be deemed confidential, material or important. Anything to the contrary notwithstanding, the parties hereto stipulate that any and all knowledge, data and information gathered by the EMPLOYEE through this Agreement, his employment with PAM and the operation of the business of PAM is deemed important, material or confidential, and gravely affects the effective and successful conduct of the business of PAM and PAM 's good will; could not without great expense and difficulty be obtained or duplicated by others who have not been able to acquire such information by virtue of employment with PAM; and that any breach of the terms of this Paragraph 6 shall be deemed a material breach of this Agreement.

        c. EMPLOYEE agrees that all creative work, including without limitation, designs, drawings, specifications, techniques, models, processes and software prepared or originated by EMPLOYEE during or within the scope of employment whether or not subject to protection under the federal copyright or other law constitutes work made for hire all rights to which are owned by PAM. Moreover, EMPLOYEE hereby assigns to PAM all right, title and interest whether by way of copyright, trade secret, patent or otherwise, and all such work whether or not subject to protection by copyright or other law.

        d. Upon termination of employment with PAM or at any other time requested by PAM, EMPLOYEE shall immediately return to PAM and not retain any copies of, any records, data, lists, plans, policies, publications, computer and information systems, files, diagrams and documentation, data, papers, drawings, memos, customer records, reports, correspondence, note books, service listing and any-other business record of any kind or nature (including without limitation records in machine-readable or computer-readable forms) relating to Proprietary Information ("Records").

7.      Covenant Not To Compete
        -----------------------

        a. As a material part of the consideration for this Agreement, EMPLOYEE agrees to the following covenants not to compete with PAM, and with all of its affiliated companies listed in Exhibit A to this Agreement ("Affiliated Companies") during his employment and for a one (1) year period following the termination of EMPLOYEE's employment with PAM for any reason. EMPLOYEE agrees not to interfere with customer contracts for a period of one year. This restriction shall apply to all PAM Customers and Customers of Affiliated Companies. EMPLOYEE further agrees not to solicit, retain, employ or accept business that is competitive from any PAM employees, agents or owner operators, or the employees, agents or owner operators of any Affiliated Companies. Anything contrary notwithstanding, this Paragraph 7 shall survive after the termination or the earlier cancellation of this Agreement.

        b. Both parties agree that the restrictions in this section are fair and reasonable in all respects including the length of time that they shall remain in effect and that PAM's employment of EMPLOYEE upon the terms and conditions of this Agreement is fully sufficient consideration for EMPLOYEE's obligations under this section.

        c. If any provisions of this section are ever held by a Court to be unreasonable, the parties agree that this section shall be enforced to the extent it is deemed to be reasonable.


8.     No Interference With Employment Relationships
       ---------------------------------------------

         EMPLOYEE agrees that he will not either before or after termination of his employment with PAM encourage, solicit or otherwise attempt to persuade any other employee of PAM to leave the employment of PAM. In the event EMPLOYEE hires an employee of PAM, PAM shall be compensated at a fee equal to 30% of the employee's first year's gross compensation. This paragraph 8 also applies to employees of companies on Exhibit A.

9.    Equitable Relief And Remedies At Law
      ------------------------------------

         EMPLOYEE acknowledges that PAM would suffer unique and irreparable injury in the event of a breach of the covenants contained in Sections 6, 7 and 8 of this Agreement, which breach could not be adequately compensated by the payment of damages alone. Accordingly in the event of any such breach by EMPLOYEE, EMPLOYEE agrees that this Agreement may be enforced by a decree of specific performance or an injunction without the necessity of posting a bond in addition to any remedies available at law, including damages arising out of or relating to a breach of those covenants, and that any remedy which PAM might have at law would be inadequate by itself.

10.    Termination of Agreement
       ------------------------

        a. Without limitation of any other remedy available to PAM, whether in law or in equity, EMPLOYEE's employment relationship shall terminate immediately without any further liability of PAM to EMPLOYEE, upon written notice from PAM to EMPLOYEE, for just cause: conviction of a crime, moral turpitude, gross negligence in the performance of duties, intentional failure to perform duties, insubordination or dishonesty. In the event of EMPLOYEE's termination pursuant to this Section 10(a), PAM shall have no obligation to pay Base Salary and benefits effective as of the 30th day after the employment relationship is terminated.

        b. EMPLOYEE's employment relationship shall terminate immediately upon death of EMPLOYEE.

        c. EMPLOYEE agrees to submit to a medical examination at any time at PAM's request and expense. The medical examination will be related to EMPLOYEE's job and consistent with a business necessity of PAM. This Agreement may be terminated by PAM immediately upon written notice to EMPLOYEE if the examination reveals that EMPLOYEE is unable to perform the essential functions of this Agreement even with a reasonable accommodation. The Agreement may also be terminated if, for a period of three (3) consecutive months, EMPLOYEE is unable to perform the essential functions of the Agreement even with a reasonable accommodation. Upon such termination due to 'Medical disability, EMPLOYEE's compensation shall be continued for twelve (12) months from the date of disability.

        d. Upon the determination by PAM's Board of Directors that the best interests of PAM would be served, PAM shall have the further right to terminate EMPLOYEE's employment relationship immediately or at any time, at its option upon written notice to EMPLOYEE, without just cause. If EMPLOYEE is terminated pursuant to this Section 10(d), EMPLOYEE shall be entitled to receive only Base Salary and benefits and any earned but unpaid bonus for a period of twelve (12) months following such termination. These payments shall not constitute employment for purpose of Section 7.

        e. Any compensation payable to EMPLOYEE pursuant to this Section 10 following termination pursuant to subsection (d) of this Section 10 shall be reduced by the amount of any compensation earned by EMPLOYEE in any employment or consulting he may undertake during said period that constitutes a violation of Section 7 respecting non-competition.

        f. Upon three months' prior written notice to PAM at any time, EMPLOYEE shall have the right to terminate his employment relationship with PAM at his option. Upon receipt of such notice PAM shall have the option to terminate EMPLOYEE's employment relationship immediately upon written notice to EMPLOYEE. In the event of termination pursuant to this Section 10(f), EMPLOYEE shall be entitled to receive Base Salary and benefits only through the three month period following EMPLOYEE's notice of termination. The time period on the covenant not to compete shall commence at the end of the three (3) month period, and EMPLOYEE shall also be bound by the covenant not to compete during the three (3) month period he is receiving Base Salary and benefits. EMPLOYEE shall be liable for all costs and expenses incurred by PAM for the failure to give three (3) months' notice.

        g. Upon termination of this Agreement by PAM EMPLOYEE shall, without a claim for compensation, provide PAM with written resignations from any and all offices held by him in or at the request of PAM, and in the event of his failure to do so, PAM is hereby irrevocably authorized to be, or designated as EMPLOYEE's attorney in fact, to act in his name and in his behalf to execute such resignations.

        h. This Agreement shall terminate upon expiration of the Term unless otherwise agreed to by the parties in writing prior thereto.

11.     Exclusive Consulting Contract
        -----------------------------

         Upon termination of EMPLOYEE's employment with PAM for any reason whatsoever, PAM shall have the right at its option, to retain EMPLOYEE as an independent consultant under an exclusive consulting contract, for the performance by EMPLOYEE of such duties as may be reasonably assigned by PAM consistent with the position of an independent consultant. The specific terms regarding the actual services to be performed, length of service, restrictions on competition and other contractual terms not set forth in this paragraph, shall be mutually agreeable to EMPLOYEE and PAM. Services as an independent contractor shall not constitute employment for purposes of Section 7.

12.    No Restriction on Performance of Services Contemplated by Agreement
       -------------------------------------------------------------------

         EMPLOYEE represents and warrants to PAM that: (i) he is under no contractual or other restriction which would give a third party a legal right to assert that he would not be legally permitted to perform, the services contemplated by this Agreement; and (ii) by entering into this Agreement he has not breached, and by performing the services contemplated by this Agreement, he would not breach, any Agreement or duty relating to proprietary information of another person or entity.

13.    Confidentiality of Agreement
       ----------------------------

         EMPLOYEE shall not disclose any of the terms of this Agreement to any person with the exception of his spouse or attorneys or as required by law, provided the spouse or attorneys agree to be bound by this Section.

14.    Severability
       ------------

         In case any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but, this Agreement shall be construed as, if such invalid, illegal or unenforceable provision had never been contained herein. To the extent possible, there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties, to the extent permitted by applicable law.

15.    Entire Agreement
       ----------------

         This Agreement embodies all the representations, warranties, covenants and agreements of the parties in relation to the subject matter hereof, and no representations, warranties, covenants, understandings, or agreements, unless expressly set forth herein or in an instrument in writing signed by the party to be bound thereby which makes reference to this Agreement, shall be considered effective.

16.    No Rights in Third Parties
       --------------------------

         Nothing herein expressed or implied is intended to, or shall be construed to confer upon, or give to any person, firm or other entity other than the parties hereto any rights or remedies under this Agreement, except as provided in Section 17.

17.     Assignment
        ----------

         PAM may assign its rights and delegate its responsibilities under this Agreement to any affiliated company or to any corporation which acquires all or substantially all of the operating assets of PAM by merger, consolidation, dissolution, liquidation, combination, sale or transfer of assets or stock or otherwise. EMPLOYEE shall not be entitled to assign his rights or delegate his responsibilities under this Agreement to any person.

18.     Payment to Estate
        -----------------

         No person, firm or entity shall have any right to receive any payments owing to EMPLOYEE hereunder, except that EMPLOYEE's estate shall be entitled to receive a final payment of installment of Base Salary for services rendered to PAM through date of death and reimbursement for any business expenses previously incurred by EMPLOYEE for which he would have been entitled to reimbursement hereunder.

19.     Amendment
        ---------

         No modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

20.     Survival of Covenants
        ---------------------

         Without limitation of any other provisions of this Agreement, all representations and warranties set forth in this Agreement and the covenants set forth in Sections 6, 7, 8 and 13 shall survive the termination of this Agreement for any reason for the maximum period permitted by law.

21.     Governing Law
        -------------

         This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Arkansas. The parties agree that should any litigation arise out of, in connection with, or relating to this Agreement, such litigation will be commenced in a court of Arkansas jurisdiction.

22.    Notices
       -------

         Service of all notices under this Agreement must be given personally to the party involved at the address set forth below or at such other address as such party shall provide in writing from time to time.


COMPANY:   Matthew Moroun
           12225 Stephens Road
           Warren, MI 48089


EMPLOYEE:  Robert Weaver
           297 West Henry De Tonti Blvd
           Tontitown, AR 72770

23.    Paragraph Headings
       ------------------

         The titles to the paragraphs of this Agreement are for convenience of the parties only and shall not affect in any way the meaning or construction of any Paragraph of this Agreement.

24.    Non-Waiver
       ----------

         No covenant or condition of this Agreement may be waived except by the written consent of PAM Board of Directors. Forbearance or indulgence by PAM in any regard whatsoever shall not constitute a waiver of the covenants or conditions to be performed by EMPLOYEE to which the same may apply, and, until complete performance by EMPLOYEE of said covenant or condition, PAM shall be entitled to invoke any remedy available to PAM under this Agreement or by law or in equity, despite said forbearance or indulgence.

25.    Construction
       ------------

         Although this Agreement was drafted by PAM the parties agree that it accurately reflects the intent and understanding of each party and should not be construed against PAM if there is any dispute over the meaning or intent of any provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PAM TRANSPORTATION SERVICES, INC.


    By:   /s/ Matthew Moroun
         ---------------------------------

    Its: Director - Compensation Committee
         ---------------------------------


    Witness: /s/ Clif Lawson
            ----------------------------

     /s/ Robert W. Weaver
    ------------------------------------
                  EMPLOYEE




                                    EXHIBIT A
                                    ---------

PAM Transportation Services, Inc.
Choctaw
PAM Dedicated
Allen Freight Services
Decker Transport
PAM Transport
East Coast Transportation
McNeill Transport
Central Transport, Inc.
L.I.N.C.
Logistic Services Inc.
CTX Of Michigan LLC
Pro Logistics Inc.
Central Global Express Of MI LLC
Flint Special Services, Inc.
Custom SVCS, Int'l
Mohawk Service Corp.
Central Transport Intl. Inc.
M.C.S.I.
M.C.S.I. Titan
Central-McKinlay International  Ltd
C C  Canada, Ltd.
Line Ontario, Ltd